SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2014
AARON’S, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (404) 231-0011

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 28, 2014 John B. Schuerholz, a director of Aaron’s, Inc. (the “Company”), notified the Company of his resignation from the Company’s Board of Directors, effective July 31, 2014. Accordingly, the Board of Directors appointed H. Eugene Lockhart to fill the vacancy created by Mr. Schuerholz’s resignation, effective August 1, 2014. Mr. Lockhart will serve as a director of the Company until the Company’s annual meeting of shareholders in 2015 and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Mr. Lockhart will serve on the Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Mr. Schuerholz’s resignation did not result from any disagreement with the Company on any matter.
The Company issued a press release, dated July 31, 2014, related to these matters, which is attached hereto as Exhibit 99.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.        Description

99.1	Press release dated July 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President,
Date: August 1, 2014		Chief Financial Officer